                                                                   EXHIBIT 10.10


THE SYMBOL "[*]" IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


UNIVERSITY OF CALIFORNIA, BERKELEY
OFFICE OF TECHNOLOGY LICENSING                                [UC BERKELEY LOGO]

===============================================================================

                               LICENSE AGREEMENT

                                                       Case No. B 90-001

===============================================================================

Effective 1/16/91, THE REGENTS OF THE UNIVERSITY OF CALIFORNIA, a California Corporation, whose legal address is 300 Lakeside Drive, Oakland, California 94612-3550, acting through its Office of Technology Licensing, at the University of California, Berkeley, 2150 Shattuck Avenue, Suite 510, Berkeley CA 94704-1318, ("REGENTS"), and Molecular Dynamics, having a principal place of business at 880 East Arques Avenue, Sunnyvale, CA 94086, ("LICENSEE"), agree as follows:

1.  BACKGROUND

     1.1. REGENTS have an assignment to the Laser Excited Confocal Fluorescence Gel Scanner ("Invention[s]"), as described in Case B90-001 and any Licensed Patent(s), as hereinafter defined, which may issue to such Invention(s).

     1.2. REGENTS wish to have said Invention(s) perfected and marketed at the earliest possible time in order that products resulting therefrom may be available for public use and benefit.

     1.3. LICENSEE wishes to acquire a license under said Licensed Patent(s), for the purpose of undertaking development, to manufacture, use, and sell Licensed Product(s) in the Field-of-Use of biological instrumentation.

     1.4. The Invention(s) were made in the course of research supported by the Department of Energy under Contract/Grant number DE-FG03-88ER60706 and National Science Foundation Contract/Grant number BBS-8720382.

2.  DEFINITIONS

     2.1 "Licensed Patent(s)" means any Letters Patent issued upon REGENTS' U.S. Patent Application, Serial Number 463,757, filed 12 January 1990, including the information contained in such application with respect to the Invention(s), any foreign patents corresponding thereto, and/or any divisions, continuations, or reissue thereof, and continuation in part U.S. Patent Application, Serial Number 07/531900 filed 1 June

          1990, including the information contained in such application with respect to the Invention(s), any foreign patents corresponding thereto, and/or any divisions, continuations, or reissue thereof, but excluding continuation-in-parts to the extent that the claims are not adequately supported in the cases as originally filed above.

     2.2 "Technology" means existing technical data and information provided to LICENSEE and pertaining to the Invention(s) whether or not it is of a confidential nature. Exhibit A lists Technology.

     2.3 "Licensed Product(s)" means any product or part thereof in the Licensed Field-of-Use, the manufacture, use, or sale of which:
          (a) is covered by a valid claim of an issued, unexpired Licensed Patent(s) directed to the Invention(s). (Claim of an issued, unexpired Licensed Patent(s) shall be presumed to be valid unless and until it has been held to be invalid by a final judgment of a court of competent jurisdiction from which no appeal can be or is taken); or
          (b) is covered by any claim being prosecuted in a pending application directed to the Invention(s).

     2.4 "Net Sales" means the gross revenue of the Licensed Product(s) in the form in which it is sold, leased, or used, whether or not assembled (but excluding therefrom, optional software or hardware that is not required to make the Licensed Product perform its basic function and is priced separately to customers of LICENSEE), less the following items but only insofar as they actually pertain to the disposition of such Licensed Product(s) by LICENSEE and are included in such gross income, and (except Item(d)) are separately billed:
          (a)  import, export, excise, and sales taxes, plus custom duties;
          (b) costs of insurance, packing, and transportation from the place of manufacture to the customer's premises or point of installation;
          (c)  costs of installation at the place of use; and
          (d)  credit for returns, allowances, or trades.

     2.5  "Licensed Field-of-Use" means biological instrumentation.

     2.6  "Licensed Territory" means worldwide.


                               Page 2 of 14 Pages                       OTL #5
                                                                        6/19/90

THE SYMBOL "[*]" IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


     2.7 "Exclusive" means REGENTS shall not grant further licenses in the Licensed Territory in the Licensed Field-of-Use, subject to Article 4 (if applicable).

3.   GRANT

     3.1 REGENTS hereby grant and LICENSEE hereby accepts a license in the Licensed Field-of-Use to make, have made, use, lease and sell Licensed Product(s) in the Licensed Territory.

     3.2 Said license shall be Exclusive in the Licensed Field-of-Use for a term commencing as of the effective date of this Agreement and ending on 30 May 2000.

     3.3 At the end of the exclusive period, the license granted hereunder shall be nonexclusive until expiration of the last to expire of Licensed Patent(s).

     3.4 REGENTS expressly reserve the right to use the Invention(s) and associated technology for educational and research purposes.

4.   GOVERNMENT RIGHTS

     Unless LICENSEE is notified to the contrary, this Agreement is subject to Public Law 96-517 as amended, and LICENSEE agrees to take all action necessary on its part as a licensee to enable REGENTS to satisfy its obligations thereunder, relating to the Invention(s) and Licensed Patent(s) covered by this Agreement.

5.   ROYALTIES

     5.1 In exchange for the license granted pursuant to this agreement, LICENSEE agrees to pay to REGENTS:
          (a) a noncreditable, nonrefundable license issue royalty of [*] dollars ($[*]) upon signing of the Agreement;
          (b) [*]) shares of Molecular Dynamic common stock upon issuance of the first of U.S. Licensed Patent(s) filed by REGENTS, which patent(s) shall, in all material respects, contain the claims as set forth in the applications; provided, however, that if such patent(s) do not issue within two years after date of first appeal the LICENSEE shall have no obligation to issue such shares.

                               Page 3 of 14 Pages                       OTL #5
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
THE SYMBOL "[*]" IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


     5.2  Beginning 1 June 1992 and each 1 June thereafter, for a total of five
          (5) years, LICENSEE also shall pay to REGENTS a minimum annual royalty of [*] dollars ($[*]). Said minimum royalty payments are nonrefundable but they are creditable against earned royalties to the extent provided in Paragraph 5.5. In the event cumulative royalty tools are restarted pursuant to Paragraph 5.3(d), the minimum annual royalty requirements, as stated, shall also restart.

     5.3  In addition, LICENSEE shall pay REGENTS earned royalties as follows.

          (a) For the first [*] dollars ($[*]) in cumulative sales, an amount equal to [*] percent ([*]%) of Net Sales of the licensed product(s) used, leased or sold by or for LICENSEE.

          (b) For the next [*] dollars ($[*]) in cumulative sales, an amount equal to [*] percent ([*]%) of the net sales of the licensed product(s) used, leased, or sold by or for LICENSEE.

          (c) For cumulative sales greater than [*] dollars ($[*]), an amount equal to [*] percent ([*]%) of the net sales of the licensed product(s) used, leased, or sold by or for LICENSEE.
          (d) Cumulative sales totals and corresponding percent royalties due shall restart at zero with the first sale of each substantially new derivative product developed using the licensed technology.

     5.4 If LICENSEE believes patent rights have become materially diluted by the time of issue, such that the exclusive rights to practice the Invention, as contemplated by this Agreement, are not enjoyed by LICENSEE, REGENTS agree to an appropriate reduction in the earned royalties specified in Paragraph 5.3 above. The reduced earned royalty rate schedule shall be determined by good faith negotiations between LICENSEE and REGENTS, considering factors listed in Exhibit B hereto. If the parties cannot agree, the matter shall be presented to a single third party arbitrator, selected pursuant to procedure of Paragraph 14.5, who shall be requested to determine a fair reduced earned royalty schedule, considering arguments of both parties. The parties agree to abide by such determination of the arbitrator.

     5.5 Creditable payments under this Agreement shall be an offset to LICENSEE against up to fifty percent (50%) of each earned royalty payment which LICENSEE would be required to pay pursuant to Paragraph
          5.3 until the entire credit is exhausted.

                               Page 4 of 14 Pages                       OTL #5
                                                                        6/19/90

     5.6 If this Agreement is not terminated in accordance with other provisions hereof, LICENSEE's obligation to pay royalties hereunder shall continue until the latter of:

          (a) four years from the date of first sale to a retail customer, if no Licensed Patent(s) issues; or

          (b) for so long as LICENSEE, by its activities would, but for the license granted herein, infringe a valid claim of an unexpired Licensed Patent(s) of REGENTS covering said activity.

     5.7 The royalty on sales in currencies other than U.S. Dollars shall be calculated using the exchange rate calculated by averaging the rate stated in the Wall Street Journal on each Friday of each month. Royalty and payments to REGENTS shall be in U.S. Dollars and shall be net of all non-U.S. taxes.

6.   PATENT PROSECUTION

     6.1 REGENTS agree to provide LICENSEE copies of all office actions and other patent office and LICENSEE communications pertaining to Licensed Patent.

     6.2 REGENTS agree to seek, at the expense of LICENSEE, patent coverage for U.S. Licensed Patents in foreign countries selected by LICENSEE, upon sufficient notice to REGENTS in advance of foreign patenting bar dates.

          6.2.1 Such foreign patent applications and resulting patents shall be included in LICENSED PATENTS.

          6.2.2 REGENTS may file title, for its own account and purposes, corresponding foreign patent applications in countries not selected by LICENSEE.

     6.3 Within thirty (30) days after receipt of a statement from REGENTS, LICENSEE shall reimburse REGENTS for all costs incurred by REGENTS in connection with the filing and prosecution of all patent applications requested by the LICENSEE and maintenance fees associated with the Licensed Patent(s).

     6.4 REGENTS, as represented by the Office of Technology Licensing at the University of California, Berkeley, agree to disclose to the LICENSEE, to the best of its knowledge, any knowledge of other patents, issued or applied for, that may impact the prosecution of Licensed Patent(s).

                               Page 5 of 14 Pages                       OTL #5
                                                                        6/19/90

7.   RECORDS, REPORTS, AND PAYMENTS

          7.1 RECORDS--LICENSEE shall keep full, true and accurate books of account containing all particulars that may be necessary for the purpose of showing the amount of royalties payable to REGENTS. Said books of account shall be kept at LICENSEE's principal place of business or the principal place of business of the appropriate Division of LICENSEE to which this Agreement relates. Said books and the supporting data shall be open at all reasonable times, for five (5) years following the end of the calendar year to which they pertain, to the inspection and audit by an independent certified public accountant retained by the REGENTS for the purpose of verifying LICENSEE's royalty statement or compliance in other respects with this Agreement. Such examination of LICENSEE's records shall be at the expense of REGENTS, except in the event that the results of the audit reveal a discrepancy in LICENSEE's favor of ten percent (10%) or more, then the audit fees shall be paid by LICENSEE.

          7.2 REPORTS--LICENSEE, within sixty (60) days after March 31, June 30, September 30 and December 31, of each year, shall deliver to REGENTS true and accurate reports, giving such particulars of the business conducted by LICENSEE during the preceding three-month period under this Agreement as shall be pertinent to a royalty accounting hereunder. These shall include at least the following.

                    (a) The number of Licensed Products manufactured and the number sold.

                    (b)  Gross revenue for Licensed Products sold.

                    (c)  Net Sales pursuant to paragraph 2.4.

                    (d)  Total royalties due REGENTS.

                    (e) Names and addresses of sublicenses along with copy of each new agreement entered into during the reporting quarter.

                    (f) Annually, a copy of LICENSEE's certified financial statement for the preceding twelve (12) months including, as a minimum, a balance sheet and an operating statement.

          7.3 PAYMENTS--With each quarterly report as required under paragraph 7.2, LICENSEE shall pay to REGENTS the royalties due and payable under this Agreement pursuant to Article 5. Payment shall be by check, payable to "The Regents


                               Page 6 of 14 Pages                       OTL #5
                                                                        6/19/90
          of the University of California." Requires reports and payments shall be forwarded to REGENTS at address shown in Article 20.

8.  NEGATION OF WARRANTIES

     8.1  Nothing in this Agreement is or shall be construed as:

          (a) a warranty or representation by REGENTS as to the validity or scope of any Licensed Patent(s);

          (b) a warranty or representation that anything made, used, sold, or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of patents, copyrights, and other rights of third parties;

          (c) an obligation to bring or prosecute actions or suits against third parties for infringement, except to the extent and in the circumstances described in Article 11; or

          (d) granting by implication, estoppel, or otherwise any licenses under patents of REGENTS or other persons other than Licensed Patent(s), regardless of whether such patents are dominant or subordinate to any Licensed Patent(s).

     8.2 Except as expressly set forth in this Agreement, REGENTS MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED. THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THAT THE USE OF THE LICENSED PRODUCT(S) WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK, OR OTHER RIGHTS.

9.  INDEMNIFICATION

     9.1 LICENSEE agrees, and agrees to require its sublicensees, to indemnify, hold harmless, and defend REGENTS and its officers, employees, students, agents, sponsor(s) of the research that led to the Invention(s), and Inventor(s), against any and all liability, claims, suits, losses, damages, costs, fees and expenses for death, illness, personal injury, property damage, and improper business practices arising out of the manufacture, use, sale, lease, or other disposition of Invention(s), Licensed Patent(s), or Licensed Product(s) by LICENSEE and its sublicensees, and customers.


                               Page 7 of 14 Pages                       OTL #5
                                                                        6/19/90

     9.2 The LICENSEE, at its sole costs and expense, shall insure its activities in connection with the work under this Agreement and obtain, keep in force and maintain insurance as follows:

          Comprehensive or Commercial Form General Liability Insurance (contractual liability and products liability included) with limits as follows:

          (a) each Occurrence                                    $1,000,000
          (b) products/Completed Operations Aggregate            $2,000,000
          (c) personal and Advertising Injury                    $1,000,000
          (d) general Aggregate (commercial form only)           $2,000,000

          It should be expressly understood, however, that the coverages and limits referred to under the above shall not in any way limit the liability of LICENSEE. LICENSEE shall furnish REGENTS with certificates of insurance evidencing compliance with all requirements.

     9.3  Insurance coverage as required under paragraph 9.2 above, shall:

          (a) provide for thirty (30) day advance written notice to REGENTS of cancellation or of any modification;

          (b) indicate that "The Regents of the University of California" and its officers, employees, students, agents, have been endorsed as additional insureds; and

          (c) include a provision that the coverages will be primary and will not participate with, nor will be excess over, any valid and collectible insurance or program of self-insurance carried or maintained by REGENTS.

10.  MARKING

     Prior to the issuance of patents on the Invention(s), LICENSEE agrees to mark Licensed Products (or their containers or labels) made, sold, or otherwise disposed of by it under the license granted in this Agreement with the words "Patent Pending," and following the issuance of one or more patents, with the numbers of the Licensed Patent(s). All Licensed Products shipped to, manufactured, or sold, in other countries shall be marked in such manner as to conform with the patent laws and practice of such countries.

11. PROMOTIONAL ADVERTISING

     LICENSEE agrees not to identify REGENTS in any promotional advertising or other promotional materials to be disseminated to the public or to use the name of any REGENTS faculty member,



                               Page 8 of 14 Pages                       OTL #5
                                                                        6/19/90

THE SYMBOL "[*]" IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


     employee, or student or any trademark, service mark, trade name, or symbol, or abbreviation of REGENTS without REGENTS' prior written consent.

12. PATENT INFRINGEMENT

    12.1 If LICENSEE shall learn of the substantial infringement of any Licensed Patent(s) under this Agreement, the LICENSEE shall promptly inform REGENTS with reasonable evidence of such infringement. Both parties to this Agreement agree that during the period and in a jurisdiction where the LICENSEE has exclusive rights under this Agreement, neither will notify a third party of the infringement without first obtaining consent of the other Party, which consent shall not be unreasonably denied. Both parties shall use their best efforts, in cooperation with each other, to terminate such infringement without litigation.

    12.2 The LICENSEE may request that REGENTS take legal action against the infringement. Such request shall be made in writing and shall include reasonable evidence of such infringement and damages to the LICENSEE. If the infringing activity has not been abated within ninety (90) days following the effective date of such request, REGENTS shall have the right to:

              (a) commence suit on their own account; or

              (b) refuse to participate in such suit, and REGENTS shall give notice of their election in writing to LICENSEE by the end of the one-hundredth (100th) day after receiving notice of such request from the LICENSEE. The LICENSEE may thereafter bring suit for patent infringement if, and only if, REGENTS elects not to commence suit (other than as nominal party plaintiff), and if the infringement occurred during the period and in a jurisdiction where LICENSEE had exclusive rights under this Agreement. However, in the event the LICENSEE elects to bring suit in accordance with this paragraph, REGENTS may thereafter join such suit at its own expense.
    12.3     [*]


                               Page 9 of 14 Pages                       OTL #5
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
    12.4 Each party agrees to cooperate with the other in litigation proceedings instituted hereunder but at the expense of the party on account of whom suit is brought. Such litigation shall be controlled by the party bringing the suit, except that REGENTS may be represented by counsel of its choice in any suit brought by LICENSEE.

13. DILUTION OF EQUITY

    During the term of this Agreement, and in the case of late stock offerings by LICENSEE to other parties which would result in a dilution or lowering of the percentage of REGENTS' equity in LICENSEE, LICENSEE shall offer to REGENTS, in writing, an additional number of shares, identical to the shares being sold, sufficient to maintain or restore its prior equity to the same percentage of ownership, said offer to be at the same price per share, as is offered to other party(ies) or to the public at that same time. REGENTS shall have thirty (30) days from receipt of the offer to accept said offer, or any part of it.

14. DUE DILIGENCE/PERFORMANCE MILESTONES

    14.1 LICENSEE shall diligently proceed with the development, manufacture, sale, or lease of Licensed Product(s) and shall earnestly and diligently endeavor to market the same within a reasonable time after execution of this Agreement and in quantities sufficient to meet market demands therefor.

    14.2 LICENSEE shall be entitled to exercise prudent and reasonable business judgement in meeting its due diligence obligations hereunder.

    14.3 LICENSEE shall endeavor to obtain all necessary governmental approvals for the manufacture, use, sale, or lease of Licensed Product(s).

    14.4      If the LICENSEE is unable to perform any of the following:

              (a) conduct an initial public offering before 1 June 1997; or

              (b) offer first Licensed Product(s) for sale by 1 January 1994, then REGENTS shall have the right and option either to terminate this Agreement or to reduce the LICENSEE's exclusive license to a nonexclusive license. This right, if exercised by REGENTS, supersedes the rights granted in
                  Article 3.

    14.5 Any controversy or claim arising out of or relating to the diligence provisions of this Agreement shall be settled by arbitration in accordance with the Licensing


                               Page 10 of 14 Pages                      OTL #5
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

              Agreement Arbitration Rules of the American Arbitration Association. Upon request of either party arbitration will be by:

              (a) a third party arbitrator mutually agreed upon in writing by LICENSEE and REGENTS within thirty (30) days of such arbitration request; or

              (b)  a member of the American Arbitration Association.

              Judgement upon the award rendered by the Arbitrator may be entered in any court having jurisdiction thereof. The parties shall be entitled to discovery in like manner as if arbitration were a civil suit in the California Superior Court. Any arbitration shall be held in Berkeley, California, unless the parties hereto mutually agree writing to another place.

    14.6 REGENTS shall give LICENSEE sixty (60) days advance notice of any deficiency in due diligence. The LICENSEE shall cure said deficiency within said sixty (60) day period or request arbitration. If REGENTS have not received a written request for arbitration or satisfactory tangible evidence that the deficiency has been cured by the end of the sixty (60) day period, then REGENTS may, at its option, either terminate this Agreement or reduce the LICENSEE's exclusive license to a nonexclusive license by giving written notice to the LICENSEE.

    14.7 If REGENTS exercise its option to reduce the LICENSEE's exclusive license to a nonexclusive license for lack of diligence and, thereafter, REGENTS grant to a third party under another agreement a nonexclusive license to manufacture, use, sell or lease Licensed Product(s) at royalty rates more favorable than those contained herein, than the LICENSEE shall have the option for a period of one year after notice from REGENTS of such rates to substitute all royalty rates of the other agreement for all corresponding royalty rates of this Agreement provided the LICENSEE becomes obligated to the same terms and conditions of the other license.

15.  EXPORT CONTROLS

     LICENSEE understands that REGENTS are subject to United States Laws and regulations (including the Arms Export Control Act, as amended, and the Export Administration Act of 1979), controlling the export of technical data, computer software, laboratory prototypes and other commodities, and REGENTS' obligations under this Agreement are contingent on compliance with such laws and regulations. The transfer of certain technical data and commodities may require a license from the cognizant agency of the United States



                               Page 11 of 14 Pages                      OTL #5
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
     Government and/or written assurances by LICENSEE that LICENSEE shall not export such technical data and/or commodities to certain foreign countries without prior approval of such agency. REGENTS neither represents that a license shall not be required nor that, if required, it shall be issued.

16.  PREFERENCE FOR UNITED STATES INDUSTRY

     Because this Agreement grants the exclusive right to use or sell the Invention in the United States, LICENSEE agrees that, to the extent commercially feasible, any products embodying this Invention or produced through the use thereof for sale in the United States will be manufactured substantially in the United States.

17.  FOREIGN GOVERNMENTAL APPROVAL OR REGISTRATION

     If this Agreement or any associated transaction is required by the law of any nation to be either approved or registered with any governmental agency, LICENSEE shall assume all legal obligations to do so.

18.  TERMINATION

     18.1 LICENSEE may terminate this Agreement by giving REGENTS notice in writing at least thirty (30) days in advance of the effective date of termination selected by LICENSEE.

     18.2 REGENTS may terminate this Agreement if LICENSEE:

          (a)  is in default in payment of royalties or providing of reports; or

          (b)  is in breach of any provision hereof; or

          (c) provides any materially false report; and LICENSEE fails to remedy any such default, breach, or false report within thirty
               (30) days after written notice thereof by REGENTS. (Pursuant to Paragraph 12.6, sixty (60) days notice shall be given for breach of Article 12.)

     18.3 Surviving any termination are:

          (a)  LICENSEE's obligation to pay royalties accrued or accruable;

          (b) any cause of action or claim of LICENSEE or REGENTS, accrued or to accrue, because of any breach or default by the other party;

          (c)  the provisions of Articles 6, 7, and 8; and

          (d)  LICENSEES' right to sell inventory and to fill accepted orders.


                               Page 12 of 14 Pages                      OTL #5
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
19.  ASSIGNMENT

      This Agreement is binding upon and shall inure to the benefit of REGENTS, its successor and assigns, but shall be personal to the LICENSEE and assignable by the LICENSEE only with the written consent of REGENTS, which consent shall not be reasonably withheld. In the event where substantially all the assets of LICENSEE are acquired, all rights granted under this License shall automatically be transferred to the acquiree.

20.  NOTICES

      All notices under this Agreement shall be deemed to have been fully given when done in writing and deposited in the United States mail, registered or certified, and addressed as follows:

      To REGENTS:      Office of Technology Licensing
                       2150 Shattuck Avenue, Suite 510
                       Berkeley, CA 94704-1318
                       Attention: Director William A. Hoskins

      To LICENSEE:     Molecular Dynamics
                       880 East Arques Avenue
                       Sunnyvale, CA 94086
                       Attention: Jay Flatley

      Either party may change its address upon written notice to the other party.

21.  WAIVER

      21.1 The failure of either party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other party.

      21.2 None of the terms, covenants, and conditions of this Agreement can be waived except by the written consent of the party waiving compliance.

22.  SCOPE OF AGREEMENT

      This Agreement incorporates the entire agreement between the parties with respect to the subject matter hereof, and this Agreement may be altered or modified only by written amendment duly executed by the parties hereto.




                               Page 13 of 14 Pages                      OTL #5
                                                                        6/19/90

23.  SEVERABILITY

     The provisions of this Agreement are several, and in the event that any provision of this Agreement shall be determined to be invalid or unenforceable under any controlling body of law, such invalidity or enforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

24.  APPLICABLE LAW

     This Agreement shall be construed, interpreted, and applied in accordance with the laws of the State of California. Questions concerning the law and effect of the Licensed Patent shall be determined by the law of the country in which the patent was granted.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate originals by their duly authorized officers or representatives.

THE REGENTS OF THE
UNIVERSITY OF CALIFORNIA                     MOLECULAR DYNAMICS

By: /s/ William A. Hoskins                   By: /s/ Jay Flatley
    ------------------------------------         ------------------------------
    William A. Hoskins
    Director, Office of Technology           Printed Name: JAY FLATLEY
    Licensing                                              --------------------

    Date: 1/16/91                                Title: C.O.O
          ------------------------------                -----------------------

                                                 Date: 1/14/91
                                                       ------------------------



                               Page 14 of 14 Pages                      OTL #5
                                                                        6/19/90

                                                                       Exhibit A

                          LICENSE AGREEMENT - B90-001
                                    Between
                  THE REGENTS OF THE UNIVERSITY OF CALIFORNIA
                                      and
                               MOLECULAR DYNAMICS


                                   TECHNOLOGY


The following is an outline of the detailed description of LASER EXCITED CONFOCAL FLUORESCENCE GEL SCANNER which follows.

1.   Optional System

     A.   Objective Lens

     B.   Beam Splitters, bandpass filters

     C.   Pinholes, spatial filters

     D.   Miscellaneous Optical Elements


2.   Detection, Image Acquisition and Scan Control

     A.   Photodetectors

     B.   Thermoelectric Cooled Phototube Housing

     C.   Photon Counting and Signal Processing Equipments

     D.   Analog-to-Digital Converters, computer interfacing boards

     E.   Computer Controlled XY Table

     F.   Frame Grabber Board

     G.   Microcomputer Systems


3.   Excitation Laser - Laser System



Figure 1  Apparatus (system block diagram)

Figure 2  Long pass beam splitter for fluorescein-like fluorophores

Figure 3  Long pass beam splitter for rhodamine-like fluorophores

Figure 4  Short pass beam splitter for rhodamine-like fluorophores

Figure 5  Bandpass beam splitter for fluorescein-like fluorophores

Figure 6  Bandpass beam splitter for rhodamine-like fluorophores

                LASER EXCITED CONFOCAL FLUORESCENCE GEL SCANNER

The laser excited confocal fluorescence imaging system can be divided into several different subsystems.

(1) Optical System:

A confocal optical arrangement is used to excite and collect fluorescence emission. The purpose of the confocal arrangement is to reject out-of-focus fluorescence or scattering by using spatial filtering. A 150 mm lens (Melles Griot, plano-convex) is used to focus the laser beam in order to achieve confocal excitation and probing of fluorescence. A long pass dichroic beam splitter is used to reflect the laser beam through a 40X, N.A 0.6 long working distance objective lens (Zeiss LD-EPIPLAIN) and onto the sample. Depending on the fluorophores and the laser excitation wavelength, a long pass dichroic beam splitter should be chosen which has steep spectral cut-on profile, long transmission region, high reflectivity at the laser wavelength (>95%), and high transmittance (>80%) for the fluorescence. For example, an Omega Optical 480 DRLP long pass beam splitter can be used for fluorophores such as fluorescein or its derivatives that are excited by 488 nm. The fluorescence emission is collected by the same objective and transmitted through the same long pass beam splitter. Another beam splitter of short pass type can be used after the long pass beam splitter to reflect fluorescence light toward photodetector while letting the shorter wavelength scattered light through thus providing further rejection of laser scatter. The transmission spectrum of the short pass beam splitter should complement the long pass beam splitter. For example, for rhodamine or fluorophores that are excited with 514.5 nm and have fluorescence emission around 570 nm, an Omega Optical 520 DMLP can be used as the long pass beam splitter and a 530 DMSP can be used as the short pass beamsplitter.

Due to the polarized nature of most argon ion laser emission, the polarization of the laser beam is oriented to have minimum background scattering. In general, this means the electric field vector of polarization should be aligned parallel with the optical axis of the detector. In the configuration shown in Figure 1, this means the long pass beam splitter should be s-plane polarized and the short pass beam splitter should be p-plane polarized to optimally reject the scatterings or reflections. To complete the confocal alignment and spatially reject out-of-focus stray light, the fluorescence emission is passed through a spatial filter which can be a pinhole of a diameter determined by the focused beam waist in the sample and the magnification of the objective lens used. For example, if the beam waist of the focused laser beam is 5 (micro)m and the objective lens has 40X magnification then a pinhole approximately 400 (micro)m in diameter should be chosen.

A Fabry-Perot interference bandpass filter is used after the spatial filter to further spectrally discriminate fluorescence from scattered light. An interference filter with high number of Fabry-Perot cavities (less than 3) has a sharp cut-on and cut-off passband shape and high attenuation outside the passband. For multiple color detection, this is very important. With 488 nm laser excitation, there is a strong and broad water Raman band around 570 nm and if 514.5 nm excitation is used, the Raman scattering occurs around 620 nm. The bandpass filter should be chosen according to the emission spectrum of the fluorophore being used to have as wide a bandwidth as possible and to have as high a transmittance (less than 85%) for the fluorescence while rejecting the Raman and Rayleigh scattered light. For example, Omega Optical DF series bandpass filters have a 6 cavity design and 10(-8) attenuation outside the passband. The 530DF60 can be used with fluorescein excited at 488 nm and the 560DF70 can be used with rhodamine excited at 514.5 nm. For fluorophores whose fluorescence emission is beyond 580 (with 488 nm excitation) or whose emission is beyond 630 nm (with 514.5 nm excitation, a Schott cut-on series filter is adequate and more economical.

To align the optical system, a gel of 0.25 to 1 mm thickness clad between two glass plates of 1 to 1.5 mm thick is placed on the translation stage and alignment is done with the aid of the reflections from different interfaces. Due to the refractive index differences among the air, glasses, and gel, there will be four different reflections on the spatial filter as one moves the objective lens downward. The first reflection is from the air-cover glass interface, the second one from the cover glass-gel interface, the third one from the gel-glass plate interface, and the fourth one from the glass plate-air interface. By knowing the thickness of the cover glass and the gel and with the aid of a micrometer on the objective lens, one can easily position the focal point or the probe volume in the center of the gel.


Sources:


A.   Objective lens:

          1.   Carl Zeiss, Inc.
               1 Zeiss Dr.
               Thornwood, NY 10594
               914-747-1800

          2.   Nikon Corp. Photo Group
               623 Stewart Ave.
               Garden City, NY 11530
               516-222-0200, FAX 516-222-2823

B. Beam splitters, bandpass filters:

     1. Omega Optical, Inc.
        3 Grove St.
        Battleboro, VT 05301
        802-254-2690, FAX 802-257-0963

     2. CVI Laser Corp.
        200 Dorado Place, SE, PO Box 11308
        Albuquerque, NM 87192
        505-296-9541, FAX 505-298-9908

C. Pinholes, spatial filters

     1. Melles Griot Optics
        1770 Kettering St.
        Irvine, CA 92714
        714-261-5600, FAX 614-261-7589

     2. Rolyn Optics Co.
        706 Arrowgrand Circle
        Covina, CA 91722
        818-915-5707, FAX 818-915-1379

D. Miscellaneous optical elements:

     1. Melles Griot Optics
        1770 Kettering St.
        Irvine, CA 92714
        714-261-5600, FAX 614-261-7589

     2. Newport Corp.
        18235 Mt. Baldy Cir.
        Fountain Valley, CA 92708
        714-965-5458, FAX 714-963-2015

     3. Rolyn Optics Co.
        706 Arrowgrand Circle
        Covina, CA 91722
        818-915-5707, FAX 818-915-1379

(2) Detection, image acquisition and scan control:

A thermoelectric cooled (Products for Research, TE104RF) GaAs photomultiplier tube with good quantum yield in the visible region (Hamamatsu 943 or RCA 31034A) is usually a good choice for detector. Photon counting detection is used to collect and process fluorescence signals. The photon counts can be processed in several different ways. For example the digital counts can be processed by a timer/counter or by a rate meter or by a frequency-to-voltage converter (Teledyne Philbrick 4736). The output of the timer/counter can be sent to a computer via RS-232 serial communication or by IEEE-488 bus or directly through computer I/O bus. The output of a rate meter or a frequency-to-voltage converter is analog and can be sampled by a analog-to-digital converter. In applications where ultimate detection sensitivity is not required, a small photomultiplier tube such as Hamamatsu 928 operated at ambient temperature and with direct current detection can be economical. In this kind of application, an analog-to-digital converter is used for data acquisition.

A computer controlled motor driven XY translation stage with micrometer resolution is used to translate the sample gel through the laser beam with scan speed as high as 10 cm/sec. The complete system consists of a 2-axis motor indexer or controller, motor drives, motors, and XY table. The system can be controlled by a computer through RS-232c serial communication or IEEE-488 interfacing bus. The travel range of the XY table should be chosen to adequately cover the area of the gel one intends to scan. Either a DC servo motor or stepping motor can be used to drive the XY stages. A DC servo motor provides closed loop control and smooth motion. For more accurate position control a DC servo motor should be chosen. If open loop control is sufficient for the application, stepping motors can be used. However, if smooth motion is required at low speed, microstepping motors maybe more desirable than regular stepping motors.

A microcomputer equipped with an analog-to-digital converter board or counter/timer board is used to collect data. The computer should also be equipped with either an RS-232c board or an IEEE-488 board to control the XY translation stage. The graphic display design of a PC usually is not adequate for image display and image processing. However, there are more advanced video cards such as the super VGA (800 x 600 resolution, 256 colors) card or the 8514/A graphic card (1024 x 768 resolution, 256 colors) for IBM PS/2 can be used for low cost image acquisition and display. A PC system with a video card can be used to do basic image processing such as contrast enhancement, median filtering, and pseudocoloring by software. If faster or more advanced image processing is needed, a frame grabber board with 8-bit frame buffer, slow scan synchronization input can be used. The present system makes one line scan and displays acquired line image. The fluorescence images are psudo-color encoded to represent different intensity levels and contrast stretched with histogram equalization method to enhance the images. To quantitate the image data, the image columns that enclose the bands are extracted and averaged.

Sources:

A. Photodetectors:

     1. Hamamatsu Corp.
        360 Foothill Rd., PO Box 6910
        Bridgewater, NJ 08807
        201-231-0960, FAX 201-231-1539

     2. Burle Industries, Inc.
        1000 New Holland Ave.
        Lancaster, PA 17601
        717-295-6000

     3. Thorn EMI Electron Tubes, Ltd.
        23 Madison Rd.
        Fairfield, NJ 07006
        201-575-5586, FAX 201-575-8717

B. Thermoelectric cooled phototube housing:

     1. Products for Research, Inc.
        88 Holten St.
        Danvers, MA 01923
        508-774-3250, FAX 617-245-1628

     2. Hamamatsu Corp.
        360 Foothill Rd., PO Box 6910
        Bridgewater, NJ 08807
        201-231-0960, FAX 201-231-1539

C. Photon counting and signal processing equipments:

     1. Stanford Research Systems, Inc.
        1290 D. Reamwood Ave.
        Sunnyvale, CA 94089
        408-744-9049, FAX 408-706-891

     2. EG&G Princeton Applied Research Corp.
        7 Roszel Rd, PO Box 2565
        Princeton, NJ 08543
        609-452-2111, FAX 609-452-8510

     3. EG&G Ortec
        100 Midland Rd.
        Oak Ridge, TN 37831
        615-482-4411, FAX 615-483-0396

          4.  Tennelec
              601 Oak Ridge Tpke.
              PO Box 2560
              Oak Ridge, TN 37831
              615-483-8405, FAX 615-483-5891

D.  Analog-to-digital converters, computer interfacing boards:

          1.  MetraByte Corp.
              440 Myles Standish Blvd.
              Taunton, MA 02780
              508-880-3000, FAX 508-880-0179

          2.  National Instruments
              12109 Technology Blvd.
              Austin, TX 78727
              512-794-0100

          3.  Data Translation, Inc.
              100 Locke Dr.
              Marlboro, MA 01752
              617-481-3700, FAX 617-481-8620

E.  Computer controlled XY Table:

          1.  Daedal, Inc.
              PO Box G
              Harrison City, PA 15636
              412-744-4451, FAX 412-744-7626

          2.  New England Affiliated Technologies
              620 Essex St.
              Lawrence, MA 01841
              508-685-4900, FAX 508-688-8027

          3.  Design Components Incorporated
              1 Kenwood Cir., Kenwood Industrial Park
              Franklin, MA 02038
              508-528-7300

          4.  Newport Corp.
              18235 Mt. Baldy Cir.
              Fountain Valley, CA 92708
              714-965-5458, FAX 714-963-2015

F.  Frame grabber board:

          1.  Imaging Technology, Inc.
              600 W. Cummings Park
              Woburn, MA 01801
              617-938-8444, FAX 617-938-1757

          2.  Data Translation, Inc.
              100 Locke Dr.
              Marlboro, MA 01752
              617-481-3700, FAX 617-481-8620

G.  Microcomputer systems:

          1.  AST Research, Inc.
              16215 Alton Parkway
              Irvine, CA 92713
              714-727-4141

          2.  Arche Technologies, Inc.
              48881 Kato Rd.
              Fremont, CA 94539
              415-623-8100

          3.  Dell Computer Corp.
              9095 Arboretum Blvd.
              Austin, TX 78759
              800-426-5150

          4.  Acer America Crop.
              401 Charcot Ave.
              San Jose, CA 95131
              408-922-0333

          5.  Tatung Co. of America
              2850 El Presidio St.
              Long Beach, CA 90810
              213-637-2105

          6.  Wyse Technology
              3471 North First St.
              San Jose, CA 95134
              408-473-1200

(3)  Excitation Laser:

By the present configuration, fluorescence is excited by a Spectra-Physics 2020 argon ion laser operating at 514.5 or 488 nm with illuminating intensity from 1
- 20 mW at the gel. The laser system can be any argon ion laser system with output power between 50 mW and 100 mW at either 514.5 nm or 488 nm depending on the fluorophores. Such power can generally be provided by an air-cooled laser with cost below $10,000

Sources:


A. Laser system:

     1.   Omnichrome
          13620 Fifth St.
          Chino, CA 91710
          714-627-1594, FAX 714-591-8340

     2.   Spectra-Physics Laser Products Division
          1250 W. Middlefield Rd.
          Mountain View, CA 94039
          415-961-2550, FAX 415-969-4084

     3.   Laser Ionics, Inc.
          701 S. Kirkman Rd.
          Orlando, FL 32811
          407-298-1561, FAX 407-297-4167

     4.   Continental Laser Corp.
          3281 Scott Blvd.
          Santa Clara, CA 95052
          415-962-8402, FAX 415-962-0173

     5.   Lexel Lasers Inc.
          48503 Milmont Dr.
          Fremont, CA 94538
          415-770-0800, FAX 415-651-6598

     6.   Coherent Inc. Laser Products Div.
          3210 Porter Dr., PO Box 10321
          Palo Alto, CA 94303
          415-493-2111, FAX 415-493-1566

     7.   Ion Laser Technology, Inc.
          263 Jimmy Dolittle Rd.
          Salt Lake City, UT 84116
          801-537-1587, FAX 801-537-1590


REFERENCES

1. Wilson, T. and Sheppard, C. (1984) Theory and practice of scanning optical microscopy, Academic Press, New York.

2. Ekstrom, M.P. (1984) Digital image processing techniques, Academic Press, New York.

3. Peck, K; Stryer, L.; Glazer, A. N.; Mathies, R. A. (1989), Proc. Natl. Acad. Sci. USA, 86, 4087-4091.

                               [GRAPHIC OMITTED]


                              Figure 1.  Apparatus

                               [GRAPHIC OMITTED]


      Figure 2.  Long pass beam splitter for fluorescein-like fluorophores

                               [GRAPHIC OMITTED]

       Figure 3.  Long pass beam splitter for rhodamine-like fluorophores

                               [GRAPHIC OMITTED]

       Figure 4.  Short pass beam splitter for rhodamine-like fluorophores

                               [GRAPHIC OMITTED]

         Figure 5.  Band pass filter for fluorescein-like fluorophores

                               [GRAPHIC OMITTED]

          Figure 6.  Band pass filter for rhodamine-like fluorophores

                                                                       Exhibit B

                          LICENSE AGREEMENT - B90-001
                                    Between
                  THE REGENTS OF THE UNIVERSITY OF CALIFORNIA
                                      and
                               MOLECULAR DYNAMICS



                      FACTORS IN EARNED ROYALTY REDUCTION


-    Sales of Licensed Products(s) by Molecular Dynamics

- Sales of Gel Scanners considered essentially equivalent to Licensed Product(s) by Molecular Dynamics and practicing one or more claims of Licensed Patents (Equivalent Licensed Product(s))

- Market share of Molecular Dynamics versus that of vendors Equivalent Licensed Product(s), including present market shares and forecast market shares for remaining term of the license

- Technical feature comparison of Licensed Product(s) versus Equivalent Licensed Product(s)

                      AMENDMENT NO. 1 TO LICENSE AGREEMENT

     This Amendment No. 1 to that certain License Agreement (the "Agreement") dated January 16, 1991 by and between The Regents of the University of California (the "Regents") and Molecular Dynamics (the "Company") is made as of the date last written below.

     WHEREAS, Section 13 of the Agreement provides that in the case of later stock offerings by the Company to other parties which would result in a dilution or lowering of the percentage of the Regents' equity in the Company, the Company shall offer to the Regents an additional number of shares, identical to the shares being sold, subject to other terms and conditions; and

     WHEREAS, the Company is currently contemplating the initial public offering of its Common Stock (the "IPO") through its Delaware successor corporation; and

     WHEREAS, both parties are willing to amend the Agreement to delete Section 13, as of the effective date of the Company's Registration Statement on Form S-1 filed with respect to the IPO (the "Registration Statement") to facilitate later stock offerings by the Company and enhance the value of such later stock offerings, thereby benefitting the Regents.

     NOW THEREFORE, for good and adequate consideration, receipt of which is hereby acknowledged, the parties agree as follows:

     1. Section 13 of the Agreement is hereby deleted and shall be of no further force or effect.

     2. This Amendment No. 1 shall be effective as of the effective date of the Registration Statement.

     3. Except as modified herein, the Agreement shall remain in full force and effect.

     4. This Amendment No. 1 shall be construed, interpreted and applied in accordance with the laws of the State of California.

     IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 as of the dates indicated.


                                       THE REGENTS OF THE UNIVERSITY OF
                                       CALIFORNIA

                                       By: /s/ William A. Hoskins
                                           -------------------------------------
                                           William A. Hoskins
                                           Director, Office of
                                           Technology Licensing

                                       Date: Feb. 4, 1993
                                             -----------------------------------


                                       MOLECULAR DYNAMICS

                                       By: /s/ Jay T. Flatley
                                           -------------------------------------
                                           Jay T. Flatley
                                           President


                                       Date: 2/10/93
                                             -----------------------------------

                                     WAIVER


     The undersigned hereby waives participation in the issuances of securities of Molecular Dynamics, Inc. (the "Company") as provided in Section 13 of that certain License Agreement (the "Agreement") dated January 16, 1991 by and between The Regents of the University of California and the Company, whether previously consummated or currently contemplated, including without limitation, the initial public offering of the Common Stock of the Company (the "IPO"). In the event the IPO is not consummated prior to June 30, 1993, this Waiver shall be null and void with respect to the IPO.


                                       THE REGENTS OF THE UNIVERSITY OF
                                       CALIFORNIA


                                       By: /s/ William A. Hoskins
                                           -------------------------------------
                                           William A. Hoskins
                                           Director, Office of
                                           Technology Licensing


                                       Date: Feb. 4, 1993
                                             -----------------------------------

UNIVERSITY OF CALIFORNIA AT BERKELEY
OFFICE OF TECHNOLOGY LICENSING                                [UC BERKELEY SEAL]
--------------------------------------------------------------------------------

                        AMENDMENT 2 TO LICENSE AGREEMENT

                                      FOR

               "LASER EXCITED CONFOCAL FLUORESCENCE GEL SCANNER"

                                                                Case No. B90-001
--------------------------------------------------------------------------------

THIS AGREEMENT is made on 15 day of May, 2000 ("Effective Date")

BETWEEN

(1) THE REGENTS of the UNIVERSITY OF CALIFORNIA, a California corporation, whose legal address is 1111 Franklin Street, 12th Floor, Oakland, CA 94607-5200, acting through its Office of Technology Licensing at the University of California, Berkeley, 2150 Shattuck Avenue, Suite 510, Berkeley, CA 94720-1620 ("Regents"); and

(2) MOLECULAR DYNAMICS, INC., having a principal place of business as 928 East Arques Avenue, Sunnyvale, CA 94086 ("Licensee").

WHEREAS

A The Regents and the Licensee are the parties to an Agreement dated 16 January 1991 as amended by an Amendment Agreement dated 10 February 1993 (together "the Agreement");

B    The parties wish to amend the terms of the Agreement as set out herein.

NOW THEREFORE, for good and adequate consideration and the payment by Licensee to Regents of $1, receipt of which is hereby acknowledged, the parties agree as follows:

1 The license which forms the subject matter of the Agreement shall be exclusive to Licensee, even to the exclusion of Regents, in the United Kingdom.

2 The period of exclusivity of the license shall be extended through the date of the last to expire patent under the Licensed Patents.

The Licensee shall be permitted to grant sublicenses to third parties in the Licensed Field-of-Use to make, have made, use, distribute and/or sell Licensed Products.

To effect the agreement of the parties set out in Sections 1 through 3 above, the Agreement shall be amended as set out in Section 5 through 7 below.

Paragraph 2.7 of the Agreement is hereby deleted and replaced with:

     2.7    "Exclusive" means:

     2.7.1 in that part of the Licensed Territory comprising the United Kingdom and its possessions, that Regents shall not itself make, have made, use, lease or sell Licensed Products in the Licensed Field-of-Use, nor shall Regents grant further licenses in the Licensed Field-of-Use, subject to Article 4 (if applicable); and

     2.7.2 in that part of the Licensed Territory other than the United Kingdom and its possessions, that Regents shall not grant further licenses in the Licensed Field-of-Use, subject to Article 4 (if applicable).

6    Paragraph 3.2 of the Agreement is hereby deleted and replaced with:

     3.2 Said license shall be Exclusive in the Licensed Field-of-Use for a term commencing as of the Effective Date of this Agreement and ending on the date of expiry of the last to expire of the Licensed Patents.

7    New paragraphs 3.5 through 3.7 shall be added as follows:

     3.5 Licensee shall have the right to sublicense to third parties in the Licensed Field-of-Use to make, have made, use, lease, distribute and/or sell Licensed Products provided that Licensee has current exclusive rights under this Agreement. Every such sublicense shall contain at least the following:

            (a) A statement setting out the date upon which Licensee's exclusive rights, privileges, and license hereunder shall expire.

            (b) A statement such that, to the extent applicable, the obligations of this Agreement shall be binding upon the sublicensee as if it were in place of Licensee, except that:

                 (i) Earned royalty rate and minimum royalties may be at higher rates than under this Agreement;

                 (ii) Sublicensee(s) shall be precluded from granting further sublicenses; and

                 (iii) Sublicensee(s) shall not be required to assume the
                       obligations due to Regents under paragraph 5.2 and Sections 6, 14 and 17 of this Agreement. However, under any sublicense, sublicensee shall at least be obligated to Licensee under Sections 10 and 17.

               (c) The same provision for indemnification of Regents as has been provided for in this Agreement.

          3.6 Licensee shall notify Regents of each sublicense granted hereunder and furnish to Regents a summary of the material terms of each such sublicense agreement.

          3.7 Licensee will collect and guarantee payment of any royalties due Regents from sublicensee(s); and deliver all reports due Regents and received from sublicensee(s).

          3.8 Upon termination of the Agreement for any reason, all sublicenses that are granted by Licensee pursuant to this Agreement shall remain in effect and shall be assigned to Regents except that Regents shall not be bound to perform any duties or obligation set forth in any sublicenses that extend beyond the duties and obligations of Regents set forth in this Agreement.

8 It is the intention of the parties that the amendments contained herein shall be effective as of the date of the Effective Date of this Amendment.

9 Except as modified herein, the Agreement shall remain in full force and effect.

10 This Amendment shall be construed, interpreted and applied in accordance with the laws of the State of California.

IN WITNESS WHEREOF, the parties have executed this Amendment on the dates indicated.

THE REGENTS OF THE UNIVERSITY
OF CALIFORNIA

By: /s/ William A. Hoskins
    --------------------------------
      William A. Hoskins
      Director
      Office of Technology Licensing

Date: May 5, 2000
      ------------------------------


MOLECULAR DYNAMICS, INC.

By: /s/ M R Evans
    --------------------------------

Title: Director
       -----------------------------
Date: 11.5.2000
      ------------------------------